UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 30, 2019

FRANCHISE GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	001-35588 (Commission File Number)	27-3561876 (I.R.S. Employer Identification Number)

1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454

(Address of Principal Executive Offices)  (Zip Code)

(757) 493-8855

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

On September 30, 2019, the Audit Committee of the Board of Directors (the “Board”) of Franchise Group, Inc. (the “Company”) notified Cherry Bekaert LLP (“Cherry Bekaert”), the Company’s current independent registered public accounting firm, of the firm’s dismissal, effective immediately. On September 30, 2019, the Audit Committee also engaged Deloitte & Touche LLP (“Deloitte”) as its independent registered public accounting firm for the fiscal year ending December 28, 2019, effective immediately.

Cherry Bekaert’s reports on the Company’s financial statements for the fiscal years ended April 30, 2019 and April 30, 2018 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that the report contained an emphasis of matter related to the adoption of a new accounting standard related to revenue. Cherry Bekaert’s reports on the Company’s effectiveness of internal control over financial reporting as of April 30, 2019 and 2018 expressed their opinion that the Company did not maintain effective internal control over financial reporting as April 30, 2019 and 2018 because the control environment, risk assessment, control activities, information and communication, and monitoring controls were not effective. In addition, during the fiscal years ended April 30, 2019 and April 30, 2018 and through the date of the Company’s dismissal of Cherry Bekaert, there were (i) no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K, and the related instructions to Item 304 of Regulation S-K) between the Company and Cherry Bekaert on accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Cherry Bekaert, would have caused them to make reference to the disagreement in their reports for such periods or (ii) “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except that, as of April 30, 2018 and April 30, 2019, the Company reported a material weakness in its internal control over financial reporting in connection with “tone at the top” issues, which contributed to an ineffective control environment. The Company continues to assess the effectiveness of its remediation efforts in connection with its evaluations of internal control over financial reporting. The Committee discussed the material weakness with Cherry Bekaert, and the Company has authorized Cherry Bekaert to respond fully to the inquiries of Deloitte concerning the material weakness.

The Company has provided Cherry Bekaert with a copy of the disclosures required by Item 304(a) of Regulation S-K contained in this Current Report on Form 8-K, and has requested that Cherry Bekaert furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in this Current Report on Form 8-K and, if not, stating the respects in which it does not agree. A copy of Cherry Bekaert’s letter, dated October 1, 2019, confirming Cherry Bekaert’s agreement with these statements is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the fiscal years ended April 30, 2019 and April 30, 2018 and through the date of its engagement of Deloitte, neither the Company nor anyone acting on its behalf consulted with Deloitte regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company by Deloitte that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K, and the related instructions to Item 304 of Regulation S-K) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K) relating to the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 1, 2019, based upon the recommendation of the Audit Committee, the Board approved a change in the Company’s fiscal year end from April 30 to the Saturday closest to December 31 of each year, effective immediately. The Company will file an annual report for the transition period ending December 28, 2019 on Form 10-KT.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed herewith:

Exhibit No.	Description

16.1	Letter from Cherry Bekaert LLP dated October 1, 2019.

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

16.1	Letter from Cherry Bekaert LLP dated October 1, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANCHISE GROUP, INC.

Date: October 1, 2019	By:	/s/ Michael S. Piper
Michael S. Piper
Vice President and Chief Financial Officer